FIRST AMENDMENT TO FACILITY USE AGREEMENT

         THIS FIRST AMENDMENT ("Amendment") TO THE FACILITY USE AGREEMENT is made and entered into as of July __, 2000 (the "Effective Date"), by and among Caster One, L.L.C., a Delaware limited liability company, (hereinafter referred to as "Newco"), Andrew Caster, M.D. (hereinafter referred to as "Provider") and Caster Eye Center Medical Group, a California professional corporation (hereinafter referred to as "Caster PC"). Newco, Provider and Caster PC shall be referred to collectively as the "Parties".

                                    RECITALS:

         WHEREAS, the Parties entered into that certain Facility Use Agreement (the "Agreement"), dated as of March 1, 2000, by and among Newco, Provider and Caster PC, that allows Caster PC and Provider to use Newco's facilities in connection with providing Refractive Surgery and related services;

         WHEREAS, the Billing Staff of Newco, as defined hereafter, shall assume responsibility of billing and collecting on behalf of Newco and the remittance of payment of the Professional Fee and the unreimbursed reimbursable expenses to Provider and Caster PC;

         WHEREAS, the Parties concur that the assumption by Newco of its responsibility for billing and collecting, in accordance with the terms of the Agreement, as further clarified by the terms of this Amendment, is in the best interest of the Parties;

         WHEREAS, the Parties further concur that the Agreement should be amended to provide that Newco shall retain the Facility Usage Fee from amounts collected by it, while remitting the Professional Fee and the unreimbursed reimbursable expenses to Provider and Caster PC;

         NOW, THEREFORE, for and in consideration of the recitals above and the mutual covenants and conditions contained herein, the parties hereto agree to amend the Agreement as follows:

                             STATEMENT OF AMENDMENT

     1. Section 3.3 of the Agreement is amended by the addition, immediately after the first paragraph, of the following two (2) paragraphs:

                  Newco billing staff ("Billing Staff") located in the office at 9100 Wilshire Blvd., Suite 265E, Beverly Hills, California 90212 shall furnish all billing and collecting services to Provider and Caster PC. On a day of the week designated by Provider in consultation with Newco, Provider shall furnish to Billing Staff, in a form satisfactory to Newco, a procedure data sheet (the "Data Sheet") for the week ending upon close of business on the previous day (the "Billing Week"). Such Data Sheet shall enumerate each procedure performed by Provider during the Billing Week; the total fee charged for the procedure, as determined by Provider; the name, address and telephone number of the patient; and any additional information required by Billing Staff for purposes of proper and timely billing for Provider's professional medical services in the performance of Refractive Surgery and related services.

                  Provider and Caster PC hereby designate Newco as their billing agent during the term of the Agreement, and Newco hereby accepts such assignment. Billing Staff shall maintain complete and accurate records of charges billed and amounts collected, and shall furnish Provider with copies of all billing statements issued on Provider's behalf, as well as copies of bank receipts for all payments deposited in an account designated by Newco. When payments are received, Billing Staff shall be responsible for recording and depositing the receipts in Newco's account and making payment to Provider of the agreed upon amounts constituting compensation for Provider's professional services, which shall be calculated as described in Section 4.1(a) or 4.1(b) as the case may be (the "Professional Fee"). The Parties acknowledge and agree that the entire amount of the Professional Fee shall, in each case, represent fair market value for Refractive Surgery and related services performed by Provider and shall include no additional payment for any other purpose.

     2. Section 4.1 of the Agreement is hereby restated in its entirety as follows:
                  Section 4.1 Facility Fees. Subject to modification in the manner prescribed by Section 8.9 of Newco's Limited Liability Company Agreement, the fees payable to Newco by Caster PC and Provider in return for use of the Facilities made available by Newco hereunder (the "Facility Usage Fee") shall be determined on a per procedure basis. The Facility Usage Fee shall be remitted by Billing Staff on a weekly basis to an account designated by Newco, less the unreimbursed reimbursable expenses, pursuant to Section 4.2, incurred by Caster PC and Provider during the same time period as the procedures were performed on which the current Facility Usage Fee was based. The amount of the Facility Usage Fee with respect to any procedure shall be determined in accordance with the following:

                           (a) As long as Caster PC's standard, undiscounted fee charged to the patient (determined without reference to the fee charged for any single procedure, the "Patient Fee") has at all prior times remained between the amounts of $2,400 per procedure and $2,275 per procedure, the Facility Usage Fee with respect to any one procedure shall equal (i) the amount actually collected for such procedure minus
                           (ii) $400.

                           (b) At all times following any reduction of the Patient Fee to an amount less than $2,275 per procedure, or any increase in the Patient Fee to an amount greater than $2,400 per procedure, the Facility Usage Fee with respect to any one procedure shall equal (i) the amount actually collected for such procedure minus (ii) an amount up to seventeen and 58/100 percent (17.58%) of such Patient Fee; provided, however, that in no event shall the Facility Usage Fee be below the fair market value of the use of the Facilities in the aggregate.

                           (c) At the conclusion of the Billing Week, Billing Staff shall calculate the total Facility Usage Fee for that week based on the total number of procedures performed and the charge per procedure. The total Facility Usage Fee, less the unreimbursed reimbursable expenses accruing during the Billing Week, shall constitute Newco's Facility Usage Fee for such Billing Week.

                           (d) The  differing  amounts  reflected in  subsection
                           (ii) of each of subsections (a) and (b) above represent the range of contemplated Professional Fees for any one procedure. At the conclusion of each Billing Week, the total Professional Fees allocated to Provider per procedure during that week, together with the amount of the unreimbursed reimbursable expenses incurred during the Billing Week, shall be remitted to an account designated by Provider.

                           (e) Notwithstanding the foregoing  provisions of this
                           Section 4.1, or any other contrary provision of any Transaction Document, Provider shall be entitled to perform procedures for free and refund amounts paid for procedures on a limited basis in a manner and to the extent Provider has done so in the past, or as otherwise consented to by Newco. The Facility Usage Fee with respect to such procedures shall be eliminated, as long as the aggregate Facility Usage Fee paid hereunder equals or exceeds the fair market value of the use of the Facilities.

     3. Full Force and Effect. With the exception of the above, the Agreement shall remain in full force and effect in its original form.

         4. Consideration. The Parties acknowledge and agree that the Facility Usage Fee was originally intended, in accordance with the terms of the Agreement, to cover all of the management and administration services provided by Newco, which expressly included billing and collecting services as indicated in the second Recital herein. Accordingly, no additional consideration is required on account of Newco's undertaking, at the present time, the responsibility for billing and collecting services on behalf of Provider and Caster PC, as provided in the Agreement.

5.       Miscellaneous.

a. Entire Agreement. This Amendment, together with the Agreement; that certain Limited Liability Company Agreement dated as of March 1, 2000 by and among Newco, Prime Refractive, L.L.C., a Delaware limited liability company, and Caster Eye Center Medical Group, a California professional corporation; and that certain contribution agreement (the "Contribution Agreement") dated as of March 1, 2000, by and among Prime Medical Services, Inc., a Delaware corporation, Prime Refractive, L.L.C., a Delaware limited liability company, Newco, Provider and Caster PC, supersedes all previous contracts, agreements and understandings and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties and representing the within subject matter, and no party shall be entitled to benefits other than those specified herein or therein.

b. Counterparts. This Amendment may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

c. All capitalized terms not defined herein shall have the same definitions as supplied in the Agreement or the Contribution Agreement.

         THE PARTIES HERETO have executed this Amendment as of the day and year first above written.

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Newco:                              Caster One, L.L.C.

                                By: ____________________________________________
                                    Teena Belcik, signing as a manager of Newco
                                         and on behalf of Prime, as a member
                                         of Newco


                                By: ____________________________________________
                                    Andrew Caster, signing as both a manager
                                        and, on behalf of Caster, PC, as a
                                        member of Newco



Provider:                        _______________________________________________
                                            Andrew Caster, M.D.



Caster PC:                       Caster Eye Center Medical Group

                                     By:
                                           Andrew Caster, M.D., President